FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2005, the U.S. Cellular Stock Option Compensation Committee approved the grant of stock options and restricted stock to John E. Rooney, President and Chief Executive Officer. Mr. Rooney was granted a non-qualified stock option to purchase 131,000 shares of stock at the price of $45.63 per share and a restricted stock award of 11,474 shares of stock. The foregoing brief summary is qualified by reference to the complete terms and conditions of such awards included in forms of the stock option award and the restricted stock award, which are incorporated by reference herein as Exhibit 10.1 and Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c)       Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: April 6, 2005

By:	/s/ Kenneth R. Meyers

Kenneth R. Meyers
Executive Vice President - Finance and Chief Financial Officer

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EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
10.1	Form of John E. Rooney's United States Cellular Corporation's 2005 Long-Term Incentive Plan Stock Option Award Agreement.
10.2	Form of John E. Rooney's United States Cellular Corporation's 2005 Long-Term Incentive Plan Restricted Stock Unit Award Agreement.

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